Exhibit 4.11

Strategic Plan Update Actions Strengthen Financial Position and Enhance Future Dividend Growth November 1, 2016

Prospectus and Additional Information An amended and restated preliminary short form prospectus containing important information relating to the securities described in this presentation has not yet been filed with the securities regulatory authorities in each of the provinces and territories of Canada. A copy of the amended and restated preliminary short form prospectus is required to be delivered to any investor that received this presentation and expressed an interest in acquiring the securities. There will not be any sale or any acceptance of an offer to buy the securities until a receipt for the final short form prospectus has been issued. This presentation does not provide full disclosure of all material facts relating to the securities offered. Investors should read the amended and restated preliminary short form prospectus, final short form prospectus and any amendment, for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision. The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. The issuer has also filed the prospectus relating to the offering with each of the provincial and territorial securities regulatory authorities in Canada. You may get any of these documents for free by visiting EDGAR on the SEC website at www.sec.gov or via SEDAR at www.sedar.com. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it in the U.S. from TD Securities (USA) LLC (tel: 212-827-7392), 31 W 52nd Street, New York NY 10019, BMO Capital Markets Corp., Attn: Equity Syndicate Department, 3 Times Square,25th Floor, New York, NY 10036 (tel: 800-414-3627; email: bmoprospectus@bmo.com) or RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attention: Equity Syndicate, (tel: 877-822-4089; Email: equityprospectus@rbccm.com), or in Canada from TD Securities Inc., Attention: Symcor, NPM (tel: 289-360-2009, email: sdcconfirms@td.com), 1625 Tech Avenue, Mississauga ON L4W 5P5, BMO Capital Markets, Brampton Distribution Centre C/O The Data Group of Companies, 9195 Torbram Road, Brampton, Ontario, L6S 6H2 (tel: 905-791-3151 Ext 4312; email: torbramwarehouse@datagroup.ca) or RBC Dominion Securities Inc., Attn: Simon Yeung, Distribution Centre, RBC Wellington Square, 8th Floor, 180 Wellington St. W., Toronto, Ontario, M5J 0C2 (tel: 416-842-5349; E-mail: Distribution.RBCDS@rbccm.com). Additional Information and Where to Find it: In connection with the proposed acquisition of the outstanding common units of Columbia Pipeline Partners LP (CPPL), CPPL will file with the SEC a proxy statement with respect to a special meeting of its unitholders to be convened to approve the transaction. The definitive proxy statement will be mailed to the unitholders of CPPL. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors will be able to obtain these materials, when they are available, and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the proxy statement, when available, may be obtained free of charge by accessing CPPL’s website at www.columbiapipelinepartners.com or by writing CPPL at 5151 San Felipe Street, Suite 2500, Houston, Texas 77056, Attention: Corporate Secretary. Investors may also read and copy any reports, statements and other information filed by CPPL with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Participants in the Merger Solicitation Columbia Pipeline Group, Inc. (Columbia), an indirect wholly owned subsidiary of the Company, and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Columbia’s directors and executive officers is available in its Current Report on Form 8-K filed with the SEC on July 1, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Information and Non-GAAP Measures This presentation includes certain forward looking information, including future oriented financial information or financial outlook, which is intended to help current and potential investors understand management’s assessment of our future plans and financial outlook, and our future prospects overall. Statements that are forward-looking are based on certain assumptions and on what we know and expect today and generally include words like anticipate, expect, believe, may, will, should, estimate or other similar words. Forward-looking statements do not guarantee future performance. Actual events and results could be significantly different because of assumptions, risks or uncertainties related to our business or events that happen after the date of this presentation. Our forward-looking information in this presentation includes statements related to: future dividend growth, the completion of the transactions contemplated by our agreements to sell our U.S. Northeast power assets and our agreement to acquire all of the outstanding common units of CPPL, our agreement with the underwriters in respect of the common share offering, the future growth of our Mexican natural gas pipeline business, our successful integration of Columbia and the successful completion of our Common Share Offering. Our forward looking information is based on certain key assumptions and is subject to risks and uncertainties, including but not limited to: our ability to successfully implement our strategic initiatives and whether they will yield the expected benefits including the expected benefits of the acquisition of Columbia and the expected growth of our Mexican natural gas pipeline business, that the conditions to the closing of the Common Share offering will occur in a timely manner, or at all, timing and completion of our planned asset sales, the operating performance of our pipeline and energy assets, economic and competitive conditions in North America and globally, the availability and price of energy commodities and changes in market commodity prices, the amount of capacity sold and rates achieved in our pipeline businesses, the amount of capacity payments and revenues we receive from our energy business, regulatory decisions and outcomes, outcomes of legal proceedings, including arbitration and insurance claims, performance of our counterparties, changes in the political environment, changes in environmental and other laws and regulations, construction and completion of capital projects, labour, equipment and material costs, access to capital markets, interest, inflation and foreign exchange rates, weather, cyber security and technological developments. You can read more about these risks and others in our Quarterly Report to shareholders dated November 1, 2016 and 2015 Annual Report filed with Canadian securities regulators and the SEC and available at www.transcanada.com. As actual results could vary significantly from the forward-looking information, you should not put undue reliance on forward-looking information and should not use future-oriented information or financial outlooks for anything other than their intended purpose. We do not update our forward-looking statements due to new information or future events, unless we are required to by law. This presentation contains reference to certain financial measures (non-GAAP measures) that do not have any standardized meaning as prescribed by U.S. generally accepted accounting principles (GAAP) and therefore may not be comparable to similar measures presented by other entities. These non-GAAP measures may include Comparable Earnings, Comparable Earnings per Share, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Comparable Funds Generated from Operations and Comparable Distributable Cash Flow (DCF). Reconciliations to the most closely related GAAP measures are included in this presentation and in our Quarterly Report to shareholders dated November 1, 2016 filed with Canadian securities regulators and the SEC and available at www.transcanada.com.

Presenters Russ Girling, President and Chief Executive Officer Don Marchand, EVP, Corporate Development and CFO 4

Strategic Plan Update Highlights Third Quarter Results Reflect Strong Operating Performance Net loss attributable to common shares of $135 million or $0.17 per share includes $656 million after-tax goodwill impairment charge related to the U.S. Northeast Power business Comparable earnings of $622 million or $0.78 per share Comparable funds generated from operations of $1.4 billion Expect to Realize ~US$3.7 Billion from Monetization of U.S. Northeast Power Business Proceeds to repay a portion of the US$6.9 billion senior unsecured asset bridge term loan credit facilities (Columbia bridge loan facilities) used to partially finance the Columbia acquisition Maintaining Full Ownership Interest in Mexico US$3.8 billion of projects targeted to enter service by the end of 2018 Annual EBITDA expected to increase to approximately US$575 million from US$181 million in 2015 Reached Agreement to Acquire Columbia Pipeline Partners LP Common Units for US$17.00 per Unit US$915 million acquisition subject to unitholder approval and other customary closing conditions Financing Plan Issuing ~$3.2 billion of common shares under a bought deal plus a 10 per cent over-allotment option Proceeds to repay a portion of the Columbia bridge loan facilities following decision to maintain current ownership interest in Mexico 5 Actions Expected to be Accretive to Earnings Per Share, Strengthen Financial Position and Support 10 Per Cent Annual Dividend Growth Through 2020

Comparable Distributable Cash Flow* ($Millions) Financial Highlights – Three Months ended September 30 (Non-GAAP) 0.62 0.78 1,148 1,411 953 1,025 Comparable Earnings per Share* (Dollars) Comparable Funds Generated from Operations* ($Millions) 6 *Comparable Earnings per Share, Comparable Funds Generated from Operations and Comparable Distributable Cash Flow are non-GAAP measures. See the non-GAAP measures slide at the front of this presentation for more information. 2015 2016 2015 2016 2015 2016

Monetization of U.S. Northeast Power Business




Kibby Wind
TC Hydro
Ocean State Power
Ravenswood
Ironwood

Asset	Generating Capacity (MW)	Type of Fuel
TC Hydro	583	Hydro
Kibby Wind	132	Wind
Ravenswood	2,480	Natural Gas and Oil
Ironwood	778	Natural Gas
Ocean State Power	560	Natural Gas
Total	4,533	

- **Expect to realize ~US$3.7 billion for business**
  - Entered agreements to sell Ravenswood, Ironwood, Ocean State Power and Kibby Wind to Helix Generation, LLC, an affiliate of LS Power Equity Advisors for US$2.2 billion and TC Hydro to Great River Hydro, LLC, an affiliate of ArcLight Capital Partners, LLC. for US$1.065 billion
  - Remainder attributable to power marketing business which is expected to be realized going forward
- **Proceeds to repay a portion of Columbia bridge loan facilities**
- **Expected to result in a ~$1.1 billion after-tax net loss including goodwill impairment**
- **Sales expected to close in first half of 2017, subject to regulatory and other approvals and will include closing adjustments**

Exiting U.S. Merchant Power Business;
Expected to Increase Predictability and Stability of EBITDA

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Mexico Natural Gas Pipeline Business Guadalajara and Tamazunchale in-service US$3.8 billion being invested in five new pipelines which are expected to enter service by the end of 2018 Underpinned by 25-year, U.S. dollar contracts with Comisión Federal de Electricidad (CFE) US$1.4 billion Topolobampo and Mazatlan projects substantially complete Once completed, portfolio is expected to generate annual EBITDA of approximately US$575 million up from US$181 million in 2015 More compelling to maintain ownership interest and access capital markets Maximizes short- and long-term value Retain future growth opportunities Simple corporate structure 8 Accretive to Earnings Per Share

Master Limited Partnership Strategic Review




TransCanada Corporation (TSX, NYSE:TRP)
Acquiring outstanding common units
27.1%* Indirect Ownership
46.5% Indirect Ownership
TCP Public Unit Holders
TC PipeLines, LP (NYSE:TCP)
Columbia Pipeline Partners LP (NYSE:CPPL)
CPPL Public Unit Holders
72.9%*
53.5%

- **Entered into agreement to acquire the outstanding common units of Columbia Pipeline Partners LP (CPPL) for cash at a price of US$17.00 per common unit**
  - US$915 million acquisition subject to unitholder approval
  - Expect acquisition to close in first quarter 2017
- **Results in 100 per cent ownership of Columbia's core assets, is expected to be accretive to earnings per share and simplifies corporate structure**

TC PipeLines, LP Remains a Core Element of TransCanada's Strategy

*As of September 30, 2016

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Columbia Pipeline Integration Transformational acquisition created one of North America’s largest regulated natural gas transmission businesses and provides a new platform for growth CPPL acquisition increases ownership in principal Columbia assets to 100 per cent Significant progress made in integrating Columbia’s operations Expect to realize targeted US$250 million of annualized benefits associated with acquisition Advancing US$7.7 billion portfolio of growth initiatives and modernization investments Illustrates the configuration of TransCanada’s natural gas pipeline network 10 Incumbent Position in North America’s Most Prolific, Low Cost Natural Gas Basins

$25 Billion Visible Near-Term Capital Program Illustrates the configuration of TransCanada’s near-term projects Project Estimated Capital Cost* Expected In-Service Date* Topolobampo US1.0 2017 Mazatlan US0.4 2016 Canadian Mainline 0.7 2016-2017 NGTL System 5.4 2016-2020 Tula US0.5 2017 Columbia US7.7 2016-2020 Villa de Reyes US0.6 2018 Sur de Texas US1.3 2018 Grand Rapids 0.9 2017 Northern Courier 1.0 2017 Napanee 1.1 2018 Bruce Power Life Extension 1.2 2016-2020 Total Canadian Equivalent (1.31 exchange rate) CAD25.4 * TransCanada share in billions of dollars. Certain projects are subject to various conditions including corporate and regulatory approvals. 11 Expected to Generate Significant Growth in Earnings and Cash Flow *Map to be updated

Issuing ~$3.2 Billion of Common Shares Under Bought Deal Proceeds to be used to repay a portion of the Columbia bridge loan facilities following decision to maintain full ownership interest in Mexico Over-allotment option for up to 10 per cent Numerous Other Levers Available to Fund Growth $2.3 billion of cash and cash equivalents on hand as of September 30, 2016 Strong and growing internally generated cash flow Access to capital markets including: Senior debt Preferred shares and hybrid securities Dividend Reinvestment Plan and ATM, if appropriate $175 million or 39 per cent of third quarter 2016 dividends reinvested in common shares Portfolio management including dropdowns to TC PipeLines, LP Funding Near-Term Growth 12 Well Positioned to Fund Near-Term Capital Program

Dividend Growth Outlook Through 2020 10% CAGR 7% CAGR Supported by Expected Growth in Earnings and Cash Flow 13 0.80 2.26 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17E '18E '19E '20E

Key Takeaways Monetization of U.S. Northeast Power business increases stability and predictability of EBITDA Maintaining current interest in Mexican natural gas pipelines business maximizes value and maintains simple corporate structure Acquisition of CPPL common units increases ownership in principal Columbia assets and further simplifies corporate structure Actions expected to be accretive to earnings per share Supports 10 per cent expected annual dividend growth through 2020 Builds on Track Record of Delivering Shareholder Value 14

Strong Financial Position ‘A’ grade credit rating Numerous levers available to fund future growth Track Record of Delivering Long-Term Shareholder Value 15% average annual return since 2000 Visible Growth Portfolio $25.4 billion to 2020 Additional opportunity set includes over $45 billion of medium to longer-term projects Attractive, Growing Dividend 3.7% yield at current price 10% expected CAGR through 2020 Value Proposition Actions Strengthen Financial Position and Enhance Future Dividend Growth

Strategic Plan Update Actions Strengthen Financial Position and Enhance Future Dividend Growth November 1, 2016

Appendix – Reconciliation of Non-GAAP Measures 17 *Comparable Earnings and Comparable Earnings per Share are non-GAAP measures. See the non-GAAP measures slide at the front of this presentation for more information. 2016 2015 Net (Loss)/Income Attributable to Common Shares (135) 402 Specific items (net of tax): Ravenswood goodwill impairment 656 - Acquisition related costs - Columbia 67 - Keystone XL income tax recoveries (28) - Keystone XL asset costs 9 - Restructuring costs - 6 U.S. Northeast Power business monetization 3 - Risk management activities 50 32 Comparable Earnings* 622 440 Net (Loss)/Income Per Common Share ($0.17) $0.57 Specific items (net of tax): Ravenswood goodwill impairment 0.82 - Acquisition related costs - Columbia 0.09 - Keystone XL income tax recoveries (0.03) - Keystone XL asset costs 0.01 - Restructuring costs - 0.01 U.S. Northeast Power business monetization - - Risk management activities 0.06 0.04 Comparable Earnings Per Common Share* $0.78 $0.62 Average Common Shares Outstanding (millions) 797 709 Three months ended September 30

Appendix – Reconciliation of Non-GAAP Measures continued 18 *Funds Generated from Operations, Comparable Funds Generated from Operations and Comparable Distributable Cash Flow are non-GAAP measures. See the non-GAAP measures slide at the front of this presentation for more information. 2016 2015 Net Cash Provided by Operations 1,183 1,247 Increase/(decrease) in operating working capital 110 (107) Funds Generated from Operations* 1,293 1,140 Specific items: Acquisition related costs - Columbia 99 - Keystone XL asset costs 14 - Restructuring costs - 8 U.S. Northeast Power business monetization 5 - Current income taxes - - Comparable Funds Generated from Operations* 1,411 1,148 Dividends on preferred shares (28) (23) Distributions paid to non-controlling interests (77) (60) Distributions received in excess of equity earnings 30 111 Maintenance capital expenditures including equity investments (311) (223) Comparable Distributable Cash Flow* 1,025 953 Three months ended September 30